                                                    EXHIBIT 11
                                     STIFEL FINANCIAL CORP. AND SUBSIDIARIES

                        STATEMENT REGARDING COMPUTATION OF CONSOLIDATED EARNINGS PER SHARE
                                                                                     Five Months
                                                         Years Ended                    Ended          Year Ended
                                                         December 31,                  Dec. 31,         July 30,
                                                   1995               1994               1993             1993
                                                   ----               ----               ----             ----
Primary
-------
Net income (loss)                              $   643,521        $(5,503,335)       $ 1,915,317      $ 7,038,094
                                               -----------        -----------        -----------      -----------
Average number of common shares outstanding
  during the period                              4,387,614          4,354,969          4,383,463        4,289,458
Additional Shares assuming exercise of
  stock options<F1>                                 63,913            111,139            140,724          118,990
                                               -----------        -----------        -----------      -----------
Common shares and equivalents used to
  calculate earnings (loss) per share            4,451,527          4,466,108          4,524,187        4,408,448
                                               -----------        -----------        -----------      -----------
Primary  earnings (loss) per share             $      0.14        $    (1.23)        $      0.42      $      1.60
                                               ===========        ===========        ===========      ===========
Fully Diluted
-------------
Income (loss) before                           $   643,521        $(5,503,335)       $ 1,915,317      $ 7,038,094
After-tax interest savings assuming con-
  version of Senior Convertible Notes <F2>         553,902            684,075            293,391          702,553
                                               -----------        -----------        -----------      -----------
Net income (loss)                              $ 1,197,423        $(4,819,260)       $ 2,208,708      $ 7,740,647
                                               -----------        -----------        -----------      -----------
Average number of common shares outstanding
  during the period                              4,387,614          4,354,969          4,383,463        4,289,458
Additional Shares assuming exercise of
  stock options <F1>                                76,898            111,139            140,724          178,217
Additional Shares assuming conversion of
  Senior Convertible Notes <F3>                  1,350,275          1,350,275          1,350,275        1,350,275
                                               -----------        -----------        -----------      -----------
Common shares and equivalents used to
  calculate earnings (loss) per share            5,814,787          5,816,383          5,874,462        5,817,950
                                               -----------        -----------        -----------      -----------
Fully diluted earnings (loss) per share        $      0.14 <F4>   $    (1.23) <F4>   $      0.38      $      1.33
                                               ===========        ===========        ===========      ===========

<F1>    Represents the number of shares of common stock  issuable
  on the exercise of dilutive employee stock options less the number of shares of common stock which could have been purchased with the proceeds from the exercise of such options. For primary earnings per share computations, these purchases were assumed to have been made at the average market price of the common stock during the period or that part of the period for which the option was outstanding. For fully diluted earnings per share computations, these purchases were assumed to have been made at the greater of the market price of the common stock at the end of the period or average market price of the common stock during the period or that part of the period for which the option was outstanding.

<F2>    Represents the after-tax interest savings resulting  from
  assumed  conversion of $10,000,000 aggregate  principal  11.25%
  Senior Convertible Notes.

<F3>    Represents the number of shares of common stock  issuable
  upon  conversion  of  $10,000,000  aggregate  principal  11.25%
  Senior Convertible Notes at a conversion price of $7.41 share.

<F4>    Net  fully diluted earnings (loss) per share computes  to
  $0.21 and ($0.83) for the years ended December 31, 1995 and December 31, 1994, respectively. Since this is anti-dilutive, fully diluted earnings (loss) per share is equivalent to primary earnings (loss) per share.